KURV ETF TRUST 485BPOS

Exhibit 99.(j)(5)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of Kurv Gold Enhanced Income ETF, Kurv Silver Enhanced Income ETF and Kurv Platinum Enhanced Income ETF, each a series of Kurv ETF Trust, under the heading “Management and Other Service Providers” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

June 12, 2025